                                                                                        Exhibit FS-1
                                                                                        Financial Statements
                                                                                        Page 1 of 2

                                      THE CINCINNATI GAS & ELECTRIC COMPANY

                         UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AT JUNE 30, 1995

                                                    ASSETS

                                                                           Pro Forma
                                                              Actual      Adjustments       Pro Forma
                                                           ------------   -----------     ------------
                                                                     (dollars in thousands)

         UTILITY PLANT - ORIGINAL COST
           In service
               Electric                                    $  4,530,815   $     (21,516)  $    4,509,299
               Gas                                              664,536                          664,536
               Common                                           184,750                          184,750
                                                           ------------   --------------  --------------
                                                              5,380,101         (21,516)       5,358,585
           Accumulated depreciation                           1,665,213          (3,120)       1,662,093
                                                           ------------   --------------  --------------
                                                              3,714,888         (18,396)       3,696,492

           Construction work in progress                         74,400          (3,329)          71,071
                                                           ------------   --------------  --------------
                 Total utility plant                          3,789,288         (21,725)       3,767,563
                                                           ------------   --------------  --------------

         CURRENT ASSETS
           Cash and temporary cash investments                    3,500           1,787            5,287
           Restricted deposits                                      100                              100
           Accounts receivable  -  net                          217,774                          217,774
           Materials, supplies and fuel --
               at average cost
                 Fuel for use in electric production             40,555                           40,555
                 Gas stored for current use                      21,187                           21,187
                 Other materials and supplies                    58,150                           58,150
           Property taxes applicable to subsequent year         134,729                          134,729
           Prepayments and other                                 42,206                           42,206
                                                           ------------   --------------  --------------
                                                                518,201           1,787          519,988
                                                           ------------   --------------  --------------
         OTHER ASSETS
           Regulatory Assets
               Post-in-service carrying costs and deferred
                 operating expenses                             151,727                          151,727
               Phase-in deferred return and depreciation        105,211                          105,211
               Deferred demand-side management costs             14,246                           14,246
               Amounts due from customers  --  income taxes     366,924                          366,924
               Deferred merger costs                             12,437                           12,437
               Unamortized costs of reacquiring debt             36,041                           36,041
               Other                                             49,893                           49,893
           Other                                                 49,969             (22)          49,947
                                                           ------------   --------------  --------------
                                                                786,448             (22)         786,426
                                                           ------------   --------------  --------------
                                                           $  5,093,937   $     (19,960)  $    5,073,977
                                                           ============   ==============  ==============












                        The Pro Forma Adjustments are shown on Exhibit FS-4 of this filing.
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

                                                                                  Exhibit FS-1
                                                                                  Financial Statements
                                                                                  Page 2 of 2
                                 THE CINCINNATI GAS & ELECTRIC COMPANY

                   UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AT JUNE 30, 1995

                                   CAPITALIZATION AND LIABILITIES

                                                                      Pro Forma
                                                         Actual      Adjustments     Pro Forma
                                                     ------------   -------------   ------------
                                                                (dollars in thousands)
     COMMON STOCK EQUITY
        Common stock - $8.50 par value;
          Authorized shares - 120,000,000
          Outstanding shares - 89,663,086            $    762,136                   $     762,136
        Paid-in capital                                   339,135                         339,135
        Retained earnings                                 427,623   $         843         428,466
                                                     ------------   -------------   ------------
            Total common stock equity                   1,528,894             843       1,529,737

     CUMULATIVE PREFERRED STOCK
        Not subject to mandatory redemption                40,000                          40,000
        Subject to mandatory redemption                   160,000                         160,000

     LONG-TERM DEBT                                     1,774,404         (20,803)      1,753,601
                                                     ------------   -------------   -------------
            Total capitalization                        3,503,298         (19,960)      3,483,338
                                                     ------------   -------------   -------------
     CURRENT LIABILITIES
        Preferred stock due within one year                90,000                          90,000
        Notes payable                                      13,500                          13,500
        Accounts payable                                   85,830                          85,830
        Accrued taxes                                     234,609                         234,609
        Accrued interest                                   30,572                          30,572
        Other                                              35,709                          35,709
                                                     ------------                   -------------
                                                          490,220                         490,220
                                                     ------------                   -------------
     OTHER LIABILITIES
        Deferred income taxes                             744,678                         744,678
        Unamortized investment tax credits                132,440                         132,440
        Accrued pension and other
          postretirement benefit costs                    110,947                         110,947
        Other                                             112,354                         112,354
                                                     ------------                   -------------
                                                        1,100,419                       1,100,419
                                                     ------------   -------------   -------------
                                                     $  5,093,937   $     (19,960)  $   5,073,977
                                                     ============   =============   =============
























                      The Pro Forma Adjustments are shown on Exhibit FS-4 of this filing.
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